As filed with the Securities and Exchange Commission on November 12, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

______________________

JUST ENERGY GROUP INC.

(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

100 King Street West, Suite 2630

Toronto, Ontario M5X 1E1

(905) 670-4440

(Address of Registrant's principal executive offices)

Just Energy Group Inc. 2020 Equity Compensation Plan

(Full title of plan)

Just Energy (U.S.) Corp.

5251 Westheimer Road, Suite 1000

Houston, Texas 77056

(855) 694-8529

 (Name, Address and Telephone Number of Agent for Service)

______________________

Copy to:

Jonah T. Davids

Just Energy Group Inc.

100 King Street West, Suite 2630

Toronto, Ontario M5X 1E1

(905) 670-4440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	4,000,000	$5.57(2)	$22,299,250(2)	$2,432.85

Notes:

(1)	The common shares of Just Energy Group Inc. (the “Registrant”) being registered under this registration statement relate to common shares reserved for issuance under the Registrant’s 2020 Equity Compensation Plan (the “Plan”).

(2)	Estimated in accordance with Rule 457(h) under the U.S. Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the Plan as of the date of this registration statement and (b) the average high and low prices of the registrant’s common shares as reported on the New York Stock Exchange on November 6, 2020 with respect to the balance of shares to be registered pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Certain Documents by Reference.

The following documents filed or furnished by Just Energy Group Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 40-F of the Registrant for the fiscal year ended March 31, 2020, filed with the Commission on July 9, 2020;

(b)	Report on Form 6-K of the Registrant, furnished to the Commission on April 1, 2020;

(c)	Report on Form 6-K of the Registrant, furnished to the Commission on April 9, 2020;

(d)	Report on Form 6-K of the Registrant, furnished to the Commission on April 13, 2020;

(e)	Report on Form 6-K of the Registrant, furnished to the Commission on July 2, 2020;

(f)	Report on Form 6-K of the Registrant, furnished to the Commission on July 8, 2020 (Film No.: 201018146);

(g)	Report on Form 6-K of the Registrant, furnished to the Commission on July 16, 2020;

(h)	Report on Form 6-K of the Registrant, furnished to the Commission on July 17, 2020;

(i)	Report on Form 6-K of the Registrant, furnished to the Commission on July 22, 2020, as amended on July 23, 2020;

(j)	Report on Form 6-K of the Registrant, furnished to the Commission on August 26, 2020;

(k)	Report on Form 6-K of the Registrant, furnished to the Commission on August 28, 2020 (Film No.: 201146933);

(l)	Report on Form 6-K of the Registrant, furnished to the Commission on September 3, 2020;

(m)	Reports on Form 6-K of the Registrant, furnished to the Commission on September 28, 2020 (Film No.: 201202723);

(n)	Reports on Form 6-K of the Registrant, furnished to the Commission on September 28, 2020 (Film No.: 201202731);

(o)	Report on Form 6-K of the Registrant, furnished to the Commission on November 12, 2020 (Film No.: 201307494); and

(p)	The description of the Registrant’s common shares, included in the Annual Report on Form 40-F of the Registrant for the fiscal year ended March 31, 2020, filed with the Commission on July 9, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.  In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 4.                   Description of Securities

Not Applicable.

Item 5.                   Interests of Named Experts and Counsel

Not Applicable.

Item 6.                   Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act, as amended (the “CBCA”), provides as follows:

(1)	Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)	Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)	Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)	acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)	Indemnification in derivative actions. A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)	Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(c)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(d)	fulfils the conditions set out in subsection (3).

(6)	Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(e)	in the individual’s capacity as a director or officer of the corporation; or

(f)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)	Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)	Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)	Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that, subject to Section 124 of the CBCA, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of that association with the Registrant or other entity, provided that the conditions to such indemnification as set out in the CBCA are complied with. The Registrant may also advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this paragraph in accordance with the CBCA.

The Registrant carries liability insurance for the benefit of its directors and officers, former directors and officers and every person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and their respective heirs, and legal representatives. The insurance policy provides coverage from April 1, 2020 to a total limit of USD$38,500,000 for the protection of the personal liability of the directors and officers and includes insurance to reimburse the Registrant for its indemnity of its directors and officers up to a limit of USD$38,500,000 per loss. Included in the above, the Registrant maintains a Side A policy in the amount of USD$11,000,000 which is reserved solely for the directors and officers. Each loss or claim for which the Registrant seeks reimbursement is subject to a deductible of up to USD$2,500,000 payable by the Registrant. The total annual premium for the directors' and officers' liability policy is USD$2,357,500, which is paid in full by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                   Exemption From Registration Claimed.

Not Applicable.

Item 8.                   Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

4.1	Specimen Common Share certificate (incorporated by reference to exhibit 4.1 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 18, 2012).

4.2	Certificate of Articles of Arrangement of the Registrant (incorporated by reference to exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished with the Commission on October 1, 2020).

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Just Energy Group Inc. 2020 Equity Compensation Plan.

__________________________

Item 9.                   Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on November 12, 2020.

JUST ENERGY GROUP INC.

By:	/s/ R. Scott Gahn
	Name:	R. Scott Gahn
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes R. Scott Gahn and Michael Carter as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 12, 2020.

Signature	Title

/s/ R. Scott Gahn	Director, President and Chief Executive Officer
R. Scott Gahn

/s Michael Carter	Chief Financial Officer
Michael Carter

/s/ Anthony Horton	Director
Anthony Horton

/s/ James Bell	Director
James Bell

/s/ Steven Murray	Director
Steven Murray

/s/ Dallas H. Ross	Director
Dallas H. Ross

/s/ Stephen Schaefer	Director
Stephen Schaefer

/s/ Marcie Zlotnik	Director
Marcie Zlotnik

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Just Energy Group Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on November 12, 2020.

JUST ENERGY (U.S.) CORP.
(Authorized Representative)

By: /s/ Michael Carter
Name: Michael Carter
Title: Chief Financial Officer